EXHIBIT 1

MERRILL LYNCH                                      COMPUTATIONAL MATERIALS
================================================================================

          COMPUTATIONAL MATERIALS, COLLATERAL TERM SHEET AND STRUCTURAL
                       TERM SHEET DATED SEPTEMBER 13, 1996

           AFC MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-3
                           $240,000,000 (APPROXIMATE)

                               Subject to Revision

DEPOSITOR:    Superior Bank FSB, will deposit into the Trust Fund mortgage loans originated or purchased by the Depositor.

SERVICER:     The Lee Servicing Company division of the Depositor

TRUSTEE:      LaSalle National Bank

UNDERWRITER:  Merrill Lynch & Co. (Lead) and JP Morgan & Co. (Co.)


                                      Ratings                          Beg. Amort.              End Amort.
Class                 Amount      (Moody's/S&P)          WAL          (Mo./Date)               (Mo./Date)
- ------                ------      -------------          ---          -----------              ------------
To Maturity:
1A-1                $67,000,000     Aaa/AAA               1.52       1 (10/96)                  33 (6/99)
1A-2                $10,500,000     Aaa/AAA               3.02       33 (6/99)                  39 (12/99)
1A-3                $25,250,000     Aaa/AAA               4.00       39 (12/99)                 58 (7/01)
1A-4                 $9,500,000     Aaa/AAA               5.29       58 (7/01)                  69 (6/02)
1A-5                $26,250,000     Aaa/AAA               7.52       69 (6/02)                 122 (11/06)
1A-6                $11,500,000     Aaa/AAA              12.79       122 (11/06)               205 (10/13)
To Maturity:
2A-1                $90,000,000     Aaa/AAA               3.49       1 (10/96)                 362 (11/26)

To Call:
1A-6                $11,500,000     Aaa/AAA              11.59       122 (11/06)               144 (9/08)
2A-1                $90,000,000     Aaa/AAA               3.33       1 (10/96)                 129 (6/07)


CUT-OFF DATE:                  September 1, 1996
EXP. PRICING:                  Week of September 16, 1996
EXP. SETTLEMENT:               Week of September 23, 1996
STATED FINAL
MATURITY:                      December 25, 2027


- --------------------------------------------------------------------------------
Recipients must read the information contained in the attached statement. Do not use or rely on this information if you have not received and reviewed the statement. If you have not received the statement, call your Merrill Lynch account executive for another copy.

INTEREST/
PRINCIPAL:            The 25th day of each month (or if such 25th day is not a
                      business day, the next succeeding business day), commencing on October 25, 1996.

SMMEA:                The Class 1A Certificates will not be SMMEA eligible.

                      The Class 2A Certificates will not be SMMEA eligible until such time as the balance of the Adjustable Rate Pool Pre-Funding Account is reduced to zero.

ERISA: The Class 1A and 2A Certificates will not be ERISA eligible until such time as the balance of each respective Sub Pool Pre-Funding Account is reduced to zero.

TAX STATUS:           On the Closing Date, a REMIC election will be made with
                      respect to certain assets of the Trust.

COLLATERAL:           Sub Pool 1: conventional, fixed-rate mortgage loans
                      secured by first or second liens on one-to four-family residential properties ("Single Family Properties"), residential properties consisting of five or more dwelling units ("Multifamily Properties") and mixed residential and commercial structures ("Mixed Use Properties") plus
                      Sub-Pool 1 pre-funding account. Sub Pool 2: conventional, adjustable rate mortgage loans secured by first liens on Single Family Properties, Multifamily Properties and
                      Condominiums indexed to 1-Year CMT and 6 Month LIBOR plus
                      Sub-Pool 2 pre-funding account.

CREDIT
ENHANCEMENT:          Overcollateralization and Cross Collateralization of the
                      sub pools, plus 100% FGIC Guarantee of timely receipt of interest on the Class A Certificates and ultimate receipt of principal on the Class A Certificates.


                                       2


- --------------------------------------------------------------------------------
Recipients must read the information contained in the attached statement. Do not use or rely on this information if you have not received and reviewed the statement. If you have not received the statement, call your Merrill Lynch account executive for another copy.

INITIAL
OVERCOLLATERALIZATION:  Credit Enhancement with respect to the Class 1A
                        AND 2A Certificates will be provided in part by the Initial Overcollateralization Amount for Sub-Pool 1 and Sub-Pool 2 resulting from the sum of each respective Original Sub-Pool Principal Balance and Original Sub-Pool Pre-Funded Amount exceeding the initial respective Certificate Principal Balance as of the Closing Date.

CROSS
COLLATERALIZATION:      On any Remittance Date prior to the related Cross-Over

                        Date on which the Overcollateralization Amount for a Sub-Pool is less than the Required Overcollateralization Amount for such Sub-Pool, the Remaining Net Excess Spread for such Sub-Pool plus the Available Transfer Cashflow, if any, and the Net Excess Principal, if any, will be used to make additional distributions of principal on the related Classes of Class A Certificates until such Overcollateralization Amount equals the related Required Overcollateralization Amount for such Sub-Pool.

PRE-FUNDING ACCOUNTS:

Original Sub-Pool 1 Pre-Funding Amount: $57,955,886.82 (approximate) Original Sub-Pool 2 Pre-Funding Amount: $35,337,717.00 (approximate)

The Original Sub-Pool 1 and Original Sub-Pool 2 Pre-Funding Amounts will be reduced during the Funding Period (approx. 2 months) by the amounts thereof used to purchase the related Subsequent Mortgage Loans. Any amount remaining at the end of the Funding Period in Sub-Pool 1 and Sub-Pool 2 Pre-Funding Accounts will be used to prepay principal pro rata to the Class 1A and Class 2A Certificates, respectively.

                                       3

- --------------------------------------------------------------------------------
Recipients must read the information contained in the attached statement. Do not use or rely on this information if you have not received and reviewed the statement. If you have not received the statement, call your Merrill Lynch account executive for another copy.

SUPPLEMENTAL INTEREST:

On any Remittance Date through April 25, 1997 or such other date as specified in the Prospectus, Holders of the Class 2A Certificates will be entitled to supplemental payments of interest (the "Supplemental Interest"), pursuant to a Cap Agreement in an amount equal to the excess of (1) the amount of interest calculated at the Class 2A Pass-Through Rate without giving effect to the Available Funds Cap Rate, over (2) the amount of interest otherwise due to the Holders of the Class 2A Certificates calculated at the Class 2A Pass-Through Rate after giving effect to the Available Funds Cap Rate.

INTEREST DISTRIBUTIONS:

Class 1A Certificates:

On each Remittance Date, interest will be paid on each class of the Class 1A Certificates in an amount equal to 30 days' interest at the related Class 1A Pass-Through Rate on the related Class 1A Principal Balance thereof.

CLASS 1A        INTEREST
CERTIFICATE      ACCRUAL              P-T RATE                SETTLEMENT
- -----------     --------              --------                ----------
1A-1          Actual/360           Variable(1)               W/O Accrued
1A-2              30/360                 Fixed                W/ Accrued
1A-3              30/360                 Fixed                W/ Accrued
1A-4              30/360                 Fixed                W/ Accrued
1A-5              30/360                 Fixed                W/ Accrued
1A-6              30/360                 Fixed                W/ Accrued

(1) Interest will accrue at the Class 1A-1 Pass-Through Rate from the preceding Remittance Date (or from the Closing Date in the case of the first Remittance
Date) to and including the day prior to the current Remittance Date on the outstanding principal balance of the Class 1A-1 Certificates. The Class 1A-1 Pass Through Rate will be equal to the least of (1) One-Month LIBOR plus [ ] per annum%, (2) the weighted average of the Sub-Pool 1 Mortgage Rates minus the sum of, with respect to Sub-Pool 1, (a) the Servicing Fee Rate, (b) the rate at which the Annual Trustee Expense Amount is calculated and (c) the rate at which monthly premiums are payable to the Certificate Insurer (approximately 0.81), and (3) 10% or such other rate as specified in the Prospectus (the "Class 1A-1 Cap Rate").

                                       4

- --------------------------------------------------------------------------------
Recipients must read the information contained in the attached statement. Do not use or rely on this information if you have not received and reviewed the statement. If you have not received the statement, call your Merrill Lynch account executive for another copy.

Class 2A-1 Certificates:
Prior to the availability of the 5% clean-up call (as defined below):
On each Remittance Date, interest will accrue at the Class 2A-1 Pass-Through Rate from the preceding Remittance Date (or from the Closing Date in the case of the first Remittance Date) to and including the day prior to the current Remittance Date on the outstanding principal balance of the Class 2A-1 Certificates. All calculations of interest on the Class 2A-1 Certificates will be computed on the basis of the actual number of days elapsed in the related interest period and in a year of 360 days. The Class 2A-1 Pass Through Rate will be equal to the least of (1) [ ]% (the "Class 2A-1 Cap Rate"),(2) One-Month LIBOR plus [ ]% per annum and (3) the weighted average of the Sub-Pool 2 Mortgage Rates minus the sum of, with respect to Sub-Pool 2, (a) the Servicing Fee Rate, (b) the rate at which the Annual Trustee Expense Amount is calculated,
(c) the rate at which monthly premiums are payable to the Certificate Insurer and (d) with respect to Remittance Dates occurring on the twelfth Remittance Date, 0.65% per annum, the thirteenth Remittance Date, 0.70% and thereafter, 0.85% (the "Available Funds Cap Rate").

After the availability of the 5% cleanup call the Class 2A-1 Pass-Through Rate will increase on and after the date on which the 5% clean-up call becomes available but is not exercised, subject to the Available Funds Cap Rate.

PRINCIPAL DISTRIBUTIONS:

The Class 1A Certificates:

The Class 1A Certificates will receive payments of principal from the Sub Pool 1 Mortgage Loans as follows: first to the Class 1A-1 Certificates until their respective Certificate Balance has been reduced to zero; second to the Class 1A-2 Certificates until their respective Certificate Balance has been reduced to zero; third to the Class 1A-3 Certificates until their respective Certificate Balance has been reduced to zero; fourth to the Class 1A-4 Certificates until their respective Certificate Balance has been reduced to zero; fifth to the Class 1A-5 Certificates until their respective Certificate Balance has been reduced to zero; sixth to the Class 1A-6 Certificates until their respective Certificate Balance has been reduced to zero.

                                       5

- --------------------------------------------------------------------------------
Recipients must read the information contained in the attached statement. Do not use or rely on this information if you have not received and reviewed the statement. If you have not received the statement, call your Merrill Lynch account executive for another copy.

The Class 2A-1 Certificates will receive payments of principal from Sub Pool 2 Mortgage Loans concurrently with the Class 1A Certificates' receipt of payments of principal from Sub Pool 1.

Excess Spread from each Sub Pool will generally be allocated first to the respective Sub Pool's Certificates, second to the other Sub Pool's Certificates, third to any accrued and unpaid trustee expense amount and fourth to reach and maintain each respective Sub Pool's Required Overcollateralization Amount.

Excess Principal from one Sub Pool may be allocated to the other Sub Pool to maintain the Required Overcollateralization Amount.

OPTIONAL TERMINATION/5% CLEANUP CALL:

On any Remittance Date on which the outstanding aggregate principal balance of the Mortgage Loans in a Sub-Pool is less than 5% of the sum of the Original Sub-Pool Principal Balance and the Original Pre-Funded Amount relating to each Sub-Pool as of the Cut-off Date.

                                       6

- --------------------------------------------------------------------------------
Recipients must read the information contained in the attached statement. Do not use or rely on this information if you have not received and reviewed the statement. If you have not received the statement, call your Merrill Lynch account executive for another copy.

MORTGAGE POOL CHARACTERISTICS
Sub Pool 1 (Fixed Rate as of September 1, 1996):
- ------------------------------------------------

Initial Home Equity Loan Principal Balance:    $93,528,661.75
Properties secured by 1st/2nd Liens:           67.36%/32.64%
Weighted Average Coupon:                       11.58%
Weighted Average CLTV:                         76.52%
Weighted Average Rem. Term:                    219 mos
Weighted Average Original Term:                220 mos
Geographic Distribution:                       24 States and D.C.
States w/ >5% Concentrations:                  NY-25.09%, UT-
                                               9.39%, CO-8.37%,
                                               PA 7.86%,FL-7.10%,
                                               IL-6.80%,NJ-6.75%

Balloons (30's due in 15):                     46.08%
Occupancy-

          Owner Occupied:                      94.05%
          Investor Owned:                      5.95%

Property Type-

          Condominium:                         0.91%
          Mixed use:                           1.41%
          Multi Family:                        1.89%
          Single Family:                       84.77%
          2-4 Family:                          11.02%
Loan Purpose-

          Purchase:                            19.21%
          Refinance:                           9.49%
          Cashout:                             71.30%


                                       7

- --------------------------------------------------------------------------------
Recipients must read the information contained in the attached statement. Do not use or rely on this information if you have not received and reviewed the statement. If you have not received the statement, call your Merrill Lynch account executive for another copy.

Sub Pool 2 (Adjustable Rate as of September 1, 1996):
- -----------------------------------------------------

Initial Home Equity Loan Principal Balance:    $56,969,975.31
Weighted Average Coupon:                       9.96%
Weighted Average Lifetime Cap:                 15.95%
Weighted Average Lifetime Floor:               9.95%
Weighted Average Gross Margin:                 6.21%
Negative Amortization:                         [None]
Weighted Average Rem. Term:                    359 mos.
Weighted Average Original Term:                360 mos
Properties secured by 1st Liens:               100.00%
Weighted Average CLTV:                         78.36%
Geographic Distribution:                       22 States
States w/ >5% Concentrations:                  NY-18.42%,NJ-
                                               17.15%,IL-
                                               11.33%,CO-9.46%,
                                               MI-6.64%,UT-6.38%

Balloons:                                      0%
Occupancy-
          Owner Occupied:                      98.47%
          Investor:                            1.53%

Property Type-
          Condominium:                         1.56%
          Single Family:                       86.68%
          Multi-Family:                        11.76%
Loan Purpose-

          Purchase:                            48.89%
          Refinance:                           5.53%
          Cashout:                             45.58%


                                       8

- --------------------------------------------------------------------------------
Recipients must read the information contained in the attached statement. Do not use or rely on this information if you have not received and reviewed the statement. If you have not received the statement, call your Merrill Lynch account executive for another copy.

FIXED RATE CERTIFICATE PREPAYMENT ASSUMPTION:

With respect to the Fixed Rate Certificates, a 100% Prepayment Assumption assumes constant prepayment rates (CPR) of 2% per annum of the then outstanding principal balance of the Mortgage Loans in Sub-Pool 1 in the first month of the life of the mortgage loans and an additional 1% per annum each month thereafter until the twenty-first month. Beginning in the twenty-first month and in each month thereafter during the life of the mortgage loans 100% Prepayment Assumption assumes a constant prepayment rate of 22% per annum each month.

CLASS 1A CERTIFICATE PREPAYMENT SENSITIVITY ANALYSIS:
(assuming 50 bps losses):

(NO CLEAN-UP CALL)
SCENARIO                                       1              2              3              4               5
                                               -              -              -              -               -
% Prepay Assumpt.                             0%            50%           100%           150%            200%
Class A-1 WAL (yrs.)                        9.82           2.37           1.52           1.21            1.03
Class A-1 Exp. Beg. Am.                        1              1              1              1               1
Class A-1 Exp. End. Am.                      178             57             33             25              21

 (NO CLEAN-UP CALL)
SCENARIO                                       1              2              3              4               5
                                               -              -              -              -               -
% Prepay Assumpt.                             0%            50%           100%           150%            200%
Class A-2 WAL (yrs.)                       14.83           5.23           3.02           2.23            1.84
Class A-2 Exp. Beg. Am.                      178             57             33             25              21
Class A-2 Exp. End. Am.                      178             68             39             29              23

(NO CLEAN-UP CALL)
SCENARIO                                       1              2              3              4               5
                                               -              -              -              -               -
% Prepay Assumpt.                             0%            50%           100%           150%            200%
Class A-3 WAL (yrs.)                       14.99           7.14           4.00           2.86            2.26
Class A-3 Exp. Beg. Am.                      178             68             39             29              23
Class A-3 Exp. End. Am.                      182            106             58             41              32


                                       9


- --------------------------------------------------------------------------------
Recipients must read the information contained in the attached statement. Do not use or rely on this information if you have not received and reviewed the statement. If you have not received the statement, call your Merrill Lynch account executive for another copy.

(NO CLEAN-UP CALL)

SCENARIO                                       1              2              3              4               5
                                               -              -              -              -               -
% Prepay Assumpt.                             0%            50%           100%           150%            200%
Class A-4 WAL (yrs.)                       15.24           9.57           5.29           3.67            2.84
Class A-4 Exp. Beg. Am.                      182            106             58             41              32
Class A-4 Exp. End. Am.                      189            124             69             47              37

(NO CLEAN-UP CALL)

SCENARIO                                       1              2              3              4               5
                                               -              -              -              -               -
% Prepay Assumpt.                             0%            50%           100%           150%            200%
Class A-5 WAL (yrs.)                       17.98          13.07           7.52           5.11            3.85
Class A-5 Exp. Beg. Am.                      189            124             69             47              37
Class A-5 Exp. End. Am.                      239            181            122             82              61

(NO CLEAN-UP CALL)

SCENARIO                                       1              2              3              4               5
                                               -              -              -              -               -
% Prepay Assumpt.                             0%            50%           100%           150%            200%
Class A-6 WAL (yrs.)                       20.57          16.80          12.79           8.89            6.53
Class A-6 Exp. Beg. Am.                      239            181            122             82              61
Class A-6 Exp. End. Am.                      255            248            205            167             122

(5% CLEAN-UP CALL)

SCENARIO                                       1              2              3              4               5
                                               -              -              -              -               -
% Prepay Assumpt.                             0%            50%           100%           150%            200%
Class A-6 WAL (yrs.)                       20.37          15.46          11.59           7.80            5.73
Class A-6 Exp. Beg. Am.                      239            181            122             82              61
Class A-6 Exp. End. Am.                      246            188            144             97              71


CLASS 2A CERTIFICATE PREPAYMENT ASSUMPTION:
Prepayment Scenarios:
- ---------------------
Scenario 1:    0% Constant prepayment rate.
Scenario 2:   18% Constant prepayment rate.
Scenario 3:   24% Constant prepayment rate.
Scenario 4:   30% Constant prepayment rate.
Scenario 5:   36% Constant prepayment rate.

                                       10

- --------------------------------------------------------------------------------
Recipients must read the information contained in the attached statement. Do not use or rely on this information if you have not received and reviewed the statement. If you have not received the statement, call your Merrill Lynch account executive for another copy.


CLASS 2A CERTIFICATE PREPAYMENT SENSITIVITY ANALYSIS:
(assuming 0 bps losses):

(NO CLEAN-UP CALL)
SCENARIO (1)                                        1                 2             3              4              5
                                                    -                 -             -              -              -
CPR                                                0%               18%           24%            30%            36%
Class 2A-1 WAL (yrs.)                           21.93              4.70          3.49           2.72           2.20
Class 2A-1 Exp. Beg. Am.                            1                 1             1              1              1
Class 2A-1 Exp. End. Am.                          362               362           362            362            362


(5% CLEAN-UP CALL)

SCENARIO                                            1                 2             3              4              5
                                                    -                 -             -              -              -
CPR                                                0%               18%           24%            30%            36%
Class 2A-1 WAL (yrs.)                           21.92              4.51          3.33           2.59           2.10
Class 2A-1 Exp. Beg. Am.                            1                 1             1              1              1
Class 2A-1 Exp. End. Am.                          355               174           129            100             81


                                       11


- --------------------------------------------------------------------------------
Recipients must read the information contained in the attached statement. Do not use or rely on this information if you have not received and reviewed the statement. If you have not received the statement, call your Merrill Lynch account executive for another copy.

                                         ------------------------------------
                                         FIXED RATE LOAN (INCLUDING BALLOONS)
                                         ------------------------------------

Report Profile: AFC963F                      SuperCrack Portfolio Summary                           Code File: AFC963
=====================================================================================================================
        POOL  TOTALS                                     GROSS COUPON               WTD AVG RMNG TERM
- ---------------------------         AVERAGE         ----------------------         -------------------        [WTDAV]
# LOANS     CURRENT BALANCE         CURRBAL         WTDAVG     MIN     MAX         STATD          ORIG         L T V
- ---------------------------------------------------------------------------------------------------------------------
 1,536        $93,528,662           $60,891         11.577    8.550   15.900       218.8         220.4
=====================================================================================================================

=====================================================
STATE REPORT             LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
AZ                          63       3,213,640   3.44
CA                          25       2,528,154   2.70
CO                         171       7,826,141   8.37
CT                          64       3,771,240   4.03
DC                           1          70,850   0.08
DE                           9         327,236   0.35
FL                         141       6,644,941   7.10
GA                          18       1,418,029   1.52
ID                           1          19,659   0.02
IL                          93       6,356,198   6.80
IN                          15       1,030,540   1.10
MD                          62       4,060,960   4.34
MI                          16         827,094   0.88
NC                          30       1,352,192   1.45
NJ                          69       6,317,083   6.75
NM                          18       1,472,554   1.57
NV                           7         524,711   0.56
NY                         261      23,463,248  25.09
OH                          25       1,532,260   1.64
OR                          41       2,396,388   2.56
PA                         140       7,350,966   7.86
UT                         219       8,778,499   9.39
VA                           5         230,450   0.25
WA                          38       1,787,519   1.91
WI                           4         228,110   0.24

=====================================================
ORIGINAL TERM            LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
        120                 33         974,539   1.04
        180              1,119      64,103,473  68.54
        182                  6         104,299   0.11
        240                201      10,552,453  11.28
        360                177      17,793,898  19.03

=====================================================
REMAINING TERM           LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
     108.01-     120.00     33         974,539   1.04
     156.01-     168.00      1          93,236   0.10
     168.01-     180.00  1,121      64,063,627  68.50
     180.01-     240.00    204      10,603,362  11.34
     240.01-     360.00    177      17,793,898  19.03
WTD AVERAGE:     218.78

=====================================================
CURRENT BALANCE REPORT   LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
       0.01-   10000.00      7          69,961   0.07
   10000.01-   20000.00    225       3,551,505   3.80
   20000.01-   30000.00    258       6,543,254   7.00
   30000.01-   40000.00    224       7,901,399   8.45
   40000.01-   50000.00    169       7,664,738   8.19
   50000.01-   60000.00    129       7,185,025   7.68
   60000.01-   70000.00     93       6,101,629   6.52
   70000.01-   80000.00     73       5,508,465   5.89
   80000.01-   90000.00     48       4,102,686   4.39
   90000.01-  100000.00     47       4,468,972   4.78
  100000.01-  110000.00     39       4,092,580   4.38
  110000.01-  120000.00     49       5,659,677   6.05
  120000.01-  130000.00     30       3,757,064   4.02
  130000.01-  140000.00     21       2,851,319   3.05
  140000.01-  150000.00     22       3,186,428   3.41
  150000.01-  160000.00     19       2,953,489   3.16
  160000.01-  170000.00     14       2,306,901   2.47
  170000.01-  180000.00     16       2,808,381   3.00
  180000.01-  190000.00      8       1,481,166   1.58
  190000.01-  200000.00     11       2,158,965   2.31
  200000.01-  250000.00     23       5,147,701   5.50
  250000.01-  300000.00      4       1,120,889   1.20
  300000.01-  350000.00      3         996,377   1.07
  400000.01-  450000.00      1         432,491   0.46
  450000.01-  500000.00      3       1,477,600   1.58

=====================================================
PROPERTY TYPE            LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
2-4 FAMILY                 110      10,303,909  11.02
CONDO                       15         853,714   0.91
MUTI-FAMILY                 12       1,767,013   1.89
MIXED USE                    7       1,321,874   1.41
SINGLE FAMILY            1,392      79,282,151  84.77

=====================================================
OCCUPANCY STATUS         LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
OWNER OCCUPIED           1,460      87,962,067  94.05
NON-OWNER OCCUPIED          76       5,566,595   5.95

=====================================================
LOAN PURPOSE             LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
CASHOUT                  1,240      66,688,442  71.30
PURCHASE                   164      17,961,920  19.21
REFINANCE                  132       8,878,300   9.49

=====================================================
MORTGAGE RATES           LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
      8.500-      8.749      1         127,039   0.14
      8.750-      8.999      1          89,911   0.10
      9.000-      9.249      8         424,870   0.45
      9.250-      9.499     13       1,137,784   1.22
      9.500-      9.749     37       3,059,933   3.27
      9.750-      9.999     67       6,118,922   6.54
     10.000-     10.249     32       1,932,578   2.07
     10.250-     10.499     68       4,862,931   5.20
     10.500-     10.749     84       6,920,941   7.40
     10.750-     10.999    120       9,729,006  10.40
     11.000-     11.249     79       5,975,361   6.39
     11.250-     11.499    102       5,152,252   5.51
     11.500-     11.749    127       6,737,072   7.20
     11.750-     11.999    122       8,861,094   9.47
     12.000-     12.249     97       5,710,680   6.11
     12.250-     12.499    103       4,257,639   4.55
     12.500-     12.749    107       4,767,084   5.10
     12.750-     12.999    114       5,303,688   5.67
     13.000-     13.249     37       2,444,516   2.61
     13.250-     13.499     57       2,838,026   3.04
     13.500-     13.749     35       2,141,276   2.29
     13.750-     13.999     59       2,707,042   2.89
     14.000-     14.249     14         579,790   0.62
     14.250-     14.499     12         283,508   0.30
     14.500-     14.749     11         331,733   0.36
     14.750-     14.999     10         467,602   0.50
     15.000-     15.249      6         159,217   0.17
     15.250-     15.499      8         264,656   0.28
     15.500-     15.749      4         106,765   0.11
     15.750-     15.999      1          35,746   0.04
WTD AVERAGE:     11.577

=====================================================
LIEN POSITION            LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
1                          674      63,001,300  67.36
2                          862      30,527,362  32.64


- --------------------------------------------------------------------------------
Active Filter:  AMORT="AR"                                                 V0.32

                                         ------------------------------------
                                         FIXED RATE LOAN (INCLUDING BALLOONS)
                                         ------------------------------------

Report Profile: AFC963F                      SuperCrack Portfolio Summary                           Code File: AFC963
=====================================================================================================================
        POOL  TOTALS                                     GROSS COUPON               WTD AVG RMNG TERM
- ---------------------------         AVERAGE         ----------------------         -------------------        [WTDAV]
# LOANS     CURRENT BALANCE         CURRBAL         WTDAVG     MIN     MAX         STATD          ORIG         L T V
- ---------------------------------------------------------------------------------------------------------------------
 1,536        $93,528,662           $60,891         11.577    8.550   15.900       218.8         220.4
=====================================================================================================================

=====================================================
UNDERWRITING CLASS       LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
AA                         194      12,114,305  12.95
ANIV                       292      20,883,834  22.33
I                          427      24,194,877  25.87
II                         182      11,352,095  12.14
III                        119       7,571,641   8.09
IIISE                       88       5,761,634   6.16
IV                         187       8,859,083   9.47
IVPI                        31       1,812,293   1.94
V                           16         978,900   1.05

=====================================================
COMBINED LOAN-TO-VALUE   LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
       5.01-      10.00      1          17,500   0.02
      10.01-      15.00      7         237,742   0.25
      15.01-      20.00      6         175,764   0.19
      20.01-      25.00      3          67,860   0.07
      25.01-      30.00      7         265,400   0.28
      30.01-      35.00     15         861,561   0.92
      35.01-      40.00     17         836,681   0.90
      40.01-      45.00     17         892,381   0.95
      45.01-      50.00     29       2,218,206   2.37
      50.01-      55.00     29       2,036,641   2.18
      55.01-      60.00     37       2,764,019   2.96
      60.01-      65.00     62       5,060,055   5.41
      65.01-      70.00    121       8,101,554   8.66
      70.01-      75.00    138       8,714,340   9.32
      75.01-      80.00    334      21,027,457  22.48
      80.01-      85.00    359      21,675,293  23.18
      85.01-      90.00    354      18,576,209  19.86
WTD AVERAGE:      76.52


- --------------------------------------------------------------------------------
Active Filter:  AMORT="AR"                                                 V0.32

                                          ----------------
                                          ADJUSTABLE LOANS
                                          ----------------

Report Profile: B                   SuperCrack Portfolio Summary                Code File: AFC963
=================================================================================================
       POOL TOTALS                              GROSS COUPON              RMNG TRM
- -------------------------       AVERAGE     -----------------------     -------------     WTDAV
# LOANS   CURRENT BALANCE       CURRBAL     WTDAVG    MIN     MAX       STATD   ORIG      L T V
- -------------------------------------------------------------------------------------------------
  479       $56,969,975        $118,935     9.963    7.500   13.375     358.6   360.0
=================================================================================================


=================================================================================================
        MARGIN                          LIFE CAP                            LIFE FLOOR
- -----------------------      -------------------------------      -------------------------------
 WTDAV    MIN     MAX        WTDAVG     MIN      MAX     %0       WTDAVG     MIN      MAX     %0
- -------------------------------------------------------------------------------------------------
 6.213   3.750   8.500       15.951   13.500   18.500   100
=================================================================================================


=====================================================
STATE REPORT             LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
AZ                          27       2,842,718   4.99
CA                           5       1,001,931   1.76
CO                          36       5,389,972   9.46
CT                          23       2,561,431   4.50
FL                           8         748,662   1.31
GA                           9       1,154,097   2.03
IL                          61       6,456,824  11.33
IN                           2          81,169   0.14
KY                           2         255,420   0.45
MD                           9         910,010   1.60
MI                          49       3,782,433   6.64
MN                           1         104,824   0.18
NC                           5         329,410   0.58
NJ                          63       9,769,782  17.15
NM                           6         641,201   1.12
NV                           1         103,964   0.18
NY                          72      10,493,011  18.42
OH                          26       2,107,799   3.70
OR                           8       1,160,435   2.04
PA                          18       1,576,513   2.77
UT                          36       3,636,603   6.38
WA                          12       1,861,765   3.27

=====================================================
ORIGINAL TERM            LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
        360                479      56,969,975 100.00

=====================================================
REMAINING TERM           LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
     349.00                  1         223,873   0.39
     351.00                  1          65,412   0.11
     353.00                  1         148,378   0.26
     354.00                  1         108,618   0.19
     356.00                  7         806,575   1.42
     357.00                 11       1,553,448   2.73
     358.00                150      18,362,509  32.23
     359.00                237      28,008,792  49.16
     360.00                 70       7,692,370  13.50

=====================================================
PROPERTY TYPE            LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
CONDO                       12         890,686   1.56
MUTI-FAMILY                 56       6,696,256  11.76
SINGLE FAMILY              411      49,383,034  86.68

=====================================================
CURRENT BALANCE REPORT   LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
   10000.01-   20000.00      2          39,991   0.07
   20000.01-   30000.00      8         216,972   0.38
   30000.01-   40000.00     15         531,821   0.93
   40000.01-   50000.00     17         775,621   1.36
   50000.01-   60000.00     35       1,961,130   3.44
   60000.01-   70000.00     39       2,553,237   4.48
   70000.01-   80000.00     44       3,324,825   5.84
   80000.01-   90000.00     41       3,510,336   6.16
   90000.01-  100000.00     44       4,229,349   7.42
  100000.01-  110000.00     30       3,172,023   5.57
  110000.01-  120000.00     34       3,938,950   6.91
  120000.01-  130000.00     25       3,137,094   5.51
  130000.01-  140000.00     24       3,270,702   5.74
  140000.01-  150000.00     21       3,069,031   5.39
  150000.01-  160000.00      9       1,398,874   2.46
  160000.01-  170000.00      9       1,496,158   2.63
  170000.01-  180000.00      7       1,230,731   2.16
  180000.01-  190000.00     10       1,856,894   3.26
  190000.01-  200000.00      8       1,564,397   2.75
  200000.01-  250000.00     29       6,579,613  11.55
  250000.01-  300000.00     14       3,847,455   6.75
  300000.01-  350000.00      7       2,305,277   4.05
  350000.01-  400000.00      3       1,162,287   2.04
  400000.01-  450000.00      3       1,305,761   2.29
  450000.01-  500000.00      1         491,446   0.86

=====================================================
OCCUPANCY STATUS         LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
OWNER OCCUPIED             467      56,100,865  98.47
NON-OWNER OCCUPIED          12         869,110   1.53

=====================================================
LOAN PURPOSE             LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
CASHOUT                    233      25,965,906  45.58
PURCHASE                   216      27,853,394  48.89
REFINANCE                   30       3,150,676   5.53

=====================================================
LIEN POSITION            LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
1                          479      56,969,975 100.00

=====================================================
MORTGAGE RATES           LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
      7.500-      7.749     13       1,797,900   3.16
      7.750-      7.999      3         367,718   0.64
      8.000-      8.249      5         382,019   0.67
      8.250-      8.499     18       1,986,409   3.49
      8.500-      8.749     14       1,840,003   3.23
      8.750-      8.999     35       4,305,705   7.56
      9.000-      9.249     30       4,333,037   7.60
      9.250-      9.499     17       1,771,040   3.11
      9.500-      9.749     55       6,497,597  11.40
      9.750-      9.999     68       7,348,044  12.90
     10.000-     10.249     31       3,345,413   5.87
     10.250-     10.499     35       4,937,343   8.67
     10.500-     10.749     40       5,274,774   9.26
     10.750-     10.999     23       2,683,465   4.71
     11.000-     11.249     17       1,686,978   2.96
     11.250-     11.499     40       3,891,692   6.83
     11.500-     11.749      8       1,070,262   1.88
     11.750-     11.999     11       1,272,366   2.23
     12.000-     12.249     10       1,428,263   2.51
     12.250-     12.499      4         597,329   1.05
     12.500-     12.749      1          44,000   0.08
     13.250-     13.499      1         108,618   0.19
WTD AVERAGE:      9.963

=====================================================
UNDERWRITING CLASS       LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
AA                          47       6,012,107  10.55
ANIV                       124      16,773,781  29.44
I                           89      10,569,763  18.55
II                          46       4,888,004   8.58
III                         41       4,807,695   8.44
IV                          94       8,536,876  14.99
SE                          17       3,027,237   5.32
V                           21       2,354,510   4.13


- -------------------------------------------------------------------------------
Active Filter:  AMORT="AR"                                                V0.32

                                          ----------------
                                          ADJUSTABLE LOANS
                                          ----------------

Report Profile: B                   SuperCrack Portfolio Summary                Code File: AFC963
=================================================================================================
       POOL TOTALS                              GROSS COUPON              RMNG TRM
- -------------------------       AVERAGE     -----------------------     -------------     WTDAV
# LOANS   CURRENT BALANCE       CURRBAL     WTDAVG    MIN     MAX       STATD   ORIG      L T V
- -------------------------------------------------------------------------------------------------
  479       $56,969,975        $118,935     9.963    7.500   13.375     358.6   360.0
=================================================================================================


=================================================================================================
        MARGIN                          LIFE CAP                            LIFE FLOOR
- -----------------------      -------------------------------      -------------------------------
 WTDAV    MIN     MAX        WTDAVG     MIN      MAX     %0       WTDAVG     MIN      MAX     %0
- -------------------------------------------------------------------------------------------------
 6.213   3.750   8.500       15.951   13.500   18.500   100
=================================================================================================


=====================================================
COMBINED LOAN-TO-VALUE   LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
      15.01-      20.00      1          29,987   0.05
      25.01-      30.00      1          80,000   0.14
      30.01-      35.00      3         134,950   0.24
      35.01-      40.00      6         322,434   0.57
      40.01-      45.00      5         396,212   0.70
      45.01-      50.00      7         474,748   0.83
      50.01-      55.00     12       1,051,162   1.85
      55.01-      60.00     13       1,382,328   2.43
      60.01-      65.00     21       2,741,402   4.81
      65.01-      70.00     30       3,174,121   5.57
      70.01-      75.00     61       7,909,500  13.88
      75.01-      80.00    133      15,652,339  27.47
      80.01-      85.00    105      13,766,599  24.16
      85.01-      90.00     81       9,854,193  17.30
WTD AVERAGE:      78.36


- -------------------------------------------------------------------------------
Active Filter:  AMORT="AR"                                                V0.32

                                     ----------------------
                                     ADJUSTABLE LOANS LIBOR
                                     ----------------------

Report Profile: LIBOR            SuperCrack Portfolio Summary Code                   File: AFC963
=================================================================================================
       POOL TOTALS                              GROSS COUPON              RMNG TRM
- -------------------------       AVERAGE     -----------------------     -------------     WTDAV
# LOANS   CURRENT BALANCE       CURRBAL     WTDAVG    MIN     MAX       STATD   ORIG      L T V
- -------------------------------------------------------------------------------------------------
  264       $31,522,787        $119,404     10.018   7.500   12.500     358.5   360.0
=================================================================================================


=================================================================================================
        MARGIN                          LIFE CAP                            LIFE FLOOR
- -----------------------      -------------------------------      -------------------------------
 WTDAV    MIN     MAX        WTDAVG     MIN      MAX     %0       WTDAVG     MIN      MAX     %0
- -------------------------------------------------------------------------------------------------
 6.326   3.750   8.500       16.004   13.500   18.500   100
=================================================================================================


=====================================================
PERIODIC CAP (LIBOR)     LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
Subfilter:  RFREQ="6"
    * * * all loans meet subfilter criteria * * *
      1.000                264      31,522,787 100.00

=====================================================
MARGIN REPORT (LIBOR)    LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
Subfilter:  RFREQ=" 6"
    * * * all loans meet subfilter criteria * * *
      3.750-      3.999      7         797,993   2.53
      4.000-      4.249      1         139,000   0.44
      4.250-      4.499      2         113,922   0.36
      4.500-      4.749     12         880,284   2.79
      4.750-      4.999      3         313,836   1.00
      5.000-      5.249     16       1,350,470   4.29
      5.250-      5.499     12       1,113,928   3.53
      5.500-      5.749     17       2,998,234   9.51
      5.750-      5.999     30       2,613,302   8.29
      6.000-      6.249     23       3,186,697  10.11
      6.250-      6.499     24       3,192,667  10.13
      6.500-      6.749     16       2,279,693   7.23
      6.750-      6.999     30       3,820,913  12.12
      7.000-      7.249     21       2,479,818   7.87
      7.250-      7.499      4         404,764   1.28
      7.500-      7.749     17       1,620,496   5.14
      7.750-      7.999     13       2,141,379   6.79
      8.000-      8.249      6         815,046   2.59
      8.250-      8.499      9       1,040,718   3.30
      8.500-      8.749      1         219,627   0.70
WTD AVERAGE:      6.326

=====================================================
NEXT RATE CHANGE (LIBOR  LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
Subfilter:  RFREQ=" 6"
    * * * all loans meet subfilter criteria * * *
11/01/1996                   5         646,543   2.05
12/01/1996                  11       1,591,379   5.05
01/01/1997                  80      10,169,749  32.26
02/01/1997                 133      15,152,193  48.07
03/01/1997                  34       3,739,050  11.86
04/01/1997                   1         223,873   0.71

=====================================================
LIFECAP REPORT           LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
Subfilter:  RFREQ="6"
    * * * all loans meet subfilter criteria * * *
     13.500-     13.749      6         737,993   2.34
     13.750-     13.999      3         367,718   1.17
     14.000-     14.249      4         266,175   0.84
     14.250-     14.499     12         880,149   2.79
     14.500-     14.749      6       1,004,666   3.19
     14.750-     14.999     18       2,471,495   7.84
     15.000-     15.249     12       1,613,382   5.12
     15.250-     15.499     11       1,144,561   3.63
     15.500-     15.749     36       4,371,688  13.87
     15.750-     15.999     39       4,861,580  15.42
     16.000-     16.249     14       1,483,191   4.70
     16.250-     16.499     15       1,931,968   6.13
     16.500-     16.749     20       2,429,171   7.71
     16.750-     16.999     17       1,983,900   6.29
     17.000-     17.249     10         984,924   3.12
     17.250-     17.499     16       1,521,706   4.83
     17.500-     17.749      5         831,562   2.64
     17.750-     17.999      9       1,046,890   3.32
     18.000-     18.249      7       1,077,105   3.42
     18.250-     18.499      3         468,963   1.49
     18.500-     18.749      1          44,000   0.14
WTD AVERAGE:     16.004


- --------------------------------------------------------------------------------
Active Filter: AMORT="AR" AND RFREQ="6"                                    V0.32

                                     ----------------------
                                     ADJUSTABLE LOANS LIBOR
                                     ----------------------

Report Profile: CMT              SuperCrack Portfolio Summary Code                   File: AFC963
=================================================================================================
       POOL TOTALS                              GROSS COUPON              RMNG TRM
- -------------------------       AVERAGE     -----------------------     -------------     WTDAV
# LOANS   CURRENT BALANCE       CURRBAL     WTDAVG    MIN     MAX       STATD   ORIG      L T V
- -------------------------------------------------------------------------------------------------
  215       $25,447,188        $118,359     9.894    7.500   13.375     358.8   360.0
=================================================================================================


=================================================================================================
        MARGIN                          LIFE CAP                            LIFE FLOOR
- -----------------------      -------------------------------      -------------------------------
 WTDAV    MIN     MAX        WTDAVG     MIN      MAX     %0       WTDAVG     MIN      MAX     %0
- -------------------------------------------------------------------------------------------------
 6.074   3.750   8.500       15.886   13.500   18.250   100
=================================================================================================


=====================================================
PERIODIC CAP (CMT)       LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
Subfilter:  RFREQ="12"
    * * * all loans meet subfilter criteria * * *
      2.000                215      25,447,188 100.00

=====================================================
LIFECAP (CMT)            LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
Subfilter:  RFREQ="12"
    * * * all loans meet subfilter criteria * * *
     13.500-     13.749      7       1,059,907   4.17
     14.000-     14.249      1         115,844   0.46
     14.250-     14.499      6       1,106,260   4.35
     14.500-     14.749      8         835,337   3.28
     14.750-     14.999     18       1,899,621   7.46
     15.000-     15.249     18       2,719,655  10.69
     15.250-     15.499      6         626,480   2.46
     15.500-     15.749     20       2,349,782   9.23
     15.750-     15.999     28       2,421,052   9.51
     16.000-     16.249     17       1,862,222   7.32
     16.250-     16.499     21       3,153,753  12.39
     16.500-     16.749     19       2,621,730  10.30
     16.750-     16.999      6         699,565   2.75
     17.000-     17.249      7         702,054   2.76
     17.250-     17.499     24       2,330,226   9.16
     17.500-     17.749      3         238,700   0.94
     17.750-     17.999      2         225,476   0.89
     18.000-     18.249      3         351,159   1.38
     18.250-     18.499      1         128,365   0.50
WTD AVERAGE:     15.886

=====================================================
NEXT RATE CHANGE (CMT)   LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
Subfilter:  RFREQ="12"
    * * * all loans meet subfilter criteria * * *
11/01/1996                   2         160,032   0.63
12/01/1996                   1          27,481   0.11
01/01/1997                  70       8,192,760  32.19
02/01/1997                 105      13,004,977  51.11
03/01/1997                  36       3,953,320  15.53
09/01/1997                   1         108,618   0.43

=====================================================
MARGIN REPORT (CMT)      LOANS     CURRENT BAL  %POOL
- -----------------------------------------------------
Subfilter:  RFREQ="12"
    * * * all loans meet subfilter criteria * * *
      3.750-      3.999      5         833,314   3.27
      4.500-      4.749      8       1,107,339   4.35
      4.750-      4.999      7       1,007,955   3.96
      5.000-      5.249     19       1,693,361   6.65
      5.250-      5.499     19       3,236,273  12.72
      5.500-      5.749      8         734,381   2.89
      5.750-      5.999     18       2,011,767   7.91
      6.000-      6.249     26       1,929,125   7.58
      6.250-      6.499     21       2,688,799  10.57
      6.500-      6.749     21       3,122,038  12.27
      6.750-      6.999     25       2,483,491   9.76
      7.000-      7.249      3         391,965   1.54
      7.250-      7.499      5         488,592   1.92
      7.500-      7.749     17       2,020,675   7.94
      7.750-      7.999      5         698,451   2.74
      8.000-      8.249      2         297,520   1.17
      8.250-      8.499      4         479,342   1.88
      8.500-      8.749      2         222,800   0.88
WTD AVERAGE:      6.074


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Active Filter: AMORT="AR" AND RFREQ="12"                                   V0.32


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


     The preceding tables and other statistical analyses (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and not by the issuer of the securities or any of its affiliates. The issuer of these
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     Numerous assumptions were used in preparing the Computational Material
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assumptions upon which they are based reflect present market conditions or
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     Any yields or weighted average lives shown in the Computational Materials are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials.
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principal amount and designation of any security described in the Computational
Materials are subject to change prior to issuance.

                                       18

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

     Although a registration statement (including the prospectus) relating to
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